Exhibit 99.1

Outset Medical Announces One-for-Fifteen Reverse Stock Split

San Jose, CA March 18, 2025 — Outset Medical, Inc. (Nasdaq: OM) (“Outset” or the “Company”), a medical technology company pioneering a first-of-its-kind technology to reduce the cost and complexity of dialysis, today announced a one-for-fifteen reverse stock split (the “Reverse Stock Split”) of the Company’s common stock, par value $0.001, which will become effective at 12:01 a.m. Eastern Time on Thursday, March 20, 2025. The Company’s common stock will continue to trade under Outset’s existing trading symbol, OM, on the Nasdaq Global Select Market (“Nasdaq”) on a split-adjusted basis when the market opens on Thursday, March 20, 2025, with the new CUSIP number 690145206.

The Reverse Stock Split was approved by Outset’s stockholders at a special meeting held on March 5, 2025, with the final ratio subsequently determined by the Company’s board of directors. As a result of the Reverse Stock Split, every 15 shares of the Company’s pre-split common stock issued and outstanding will be automatically reclassified into one new share of the Company’s common stock. The Reverse Stock Split will reduce the number of shares of common stock issued and outstanding from approximately 265 million to approximately 17 million, subject to adjustment due to the payment of cash in lieu of fractional shares. There will be no change to the number of authorized shares or the par value per share.

The Reverse Stock Split will affect all stockholders uniformly and will not alter any stockholder’s percentage ownership interest, except to the extent that the Reverse Stock Split results in fractional share amounts. Stockholders who would otherwise hold a fractional share of common stock will receive a cash payment in lieu of such fractional share.

As of the effective date of the Reverse Stock Split, the number of shares of common stock available for issuance under the Company’s equity incentive plans and issuable upon the exercise of stock options, warrants and restricted stock units outstanding immediately prior to the reverse stock split will be proportionately affected. The exercise prices of the Company’s outstanding options will be adjusted in accordance with their respective terms.

Equiniti Trust Company, LLC (“Equiniti”) is acting as the transfer agent for the Reverse Stock Split. Equiniti will provide notice to stockholders of record, issue post-split shares in paperless “book-entry” form, and hold the shares in an account set up for each respective stockholder without the need for stockholder action. Registered stockholders holding pre-split shares of the Company’s common stock are not required to take any action to receive post-split shares. Stockholders owning shares in “street name” or via a broker, bank, trust or other nominee will have their positions automatically adjusted to reflect the Reverse Stock Split, subject to the particular processes of such broker, bank, trust or other nominee, and will not be required to take any action in connection with the Reverse Stock Split.

Additional information regarding the Reverse Stock Split is available in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on February 4, 2025, a copy of which is available at www.sec.gov and on the Company’s website.

About Outset Medical, Inc.

Outset is a medical technology company pioneering a first-of-its-kind technology to reduce the cost and complexity of dialysis. The Tablo® Hemodialysis System, FDA cleared for use from the hospital to the home, represents a significant technological advancement that transforms the dialysis experience for patients and operationally simplifies it for providers. Tablo serves as a single enterprise solution that can be utilized across the continuum of care, allowing dialysis to be delivered anytime, anywhere and by anyone. The integration of water purification and on-demand dialysate production enables Tablo to serve as a dialysis clinic on wheels, with 2-way wireless data transmission and a proprietary data analytics platform powering a new holistic approach to dialysis care. Tablo is a registered trademark of Outset Medical, Inc.

Forward Looking Statements

This press release contains forward-looking statements relating to, among other things, future Outset stock price, the effect of the Reverse Stock Split on Outset stock and stockholders, and Outset’s future performance. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Forward-looking statements can be identified by words such as “plan”, “potential”, “may”, “expects”, “will” and similar expressions in reference to future periods. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based on Outset’s current beliefs, expectations, and assumptions and hence they inherently involve significant risks, uncertainties and changes in circumstances that are difficult to predict and many of which are outside of Outset’s control. Therefore, you should not rely on any of these forward-looking statements. Actual results and the timing of events could differ materially from those expressed or implied in such forward looking statements as a result of these risks and uncertainties, which include, without limitation, risks detailed from time to time in Outset’s reports filed with the Securities and Exchange Commission, including its definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on February 4, 2025, its Annual Report on Form 10-K for the year ended December 31, 2024 and subsequent filings. Any forward-looking statement made by Outset in this press release is based only on information currently available to the Company and speaks only as of the date on which it is made. Outset does not undertake any obligation to update forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise, and expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein, except as required by law.

Contact

Jim Mazzola

Investor Relations

jmazzola@outsetmedical.com